AMENDMENT NO. 13
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM INVESTMENT SECURITIES FUNDS
(INVESCO INVESTMENT SECURITIES FUNDS)
          This Amendment No. 13 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (Invesco Investment Securities Funds) (the “Trust”) amends, effective October 14, 2010, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to reflect the addition of Class R Shares to Invesco Van Kampen Corporate Bond Fund;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 14, 2010.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Core Bond Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco Dynamics Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Global Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco High Yield Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco High Yield Securities Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Income Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Limited Maturity Treasury Fund	Class A Shares Class A2 Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Money Market Fund	Class A5 Shares Class B Shares Class B5 Shares Class C Shares Class C5 Shares Class R Shares Class Y Shares AIM Cash Reserve Shares Institutional Class Shares Investor Class Shares

Invesco Municipal Bond Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Investor Class Shares

Invesco Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Short Term Bond Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco U.S. Government Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Van Kampen Core Plus Fixed Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Van Kampen Corporate Bond Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Van Kampen Government Securities Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Van Kampen High Yield Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Van Kampen Limited Duration Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares”